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                                                                    EXHIBIT 10.5

                    SECOND AMENDMENT TO CONSULTING AGREEMENT

         THIS SECOND AMENDMENT TO CONSULTING AGREEMENT (this "AMENDMENT") is made this 7th day of September, 1997, effective as of the 1st day of July, 1997, by and between Atlantic Premium Brands, Ltd., a Delaware corporation (the "COMPANY"), STERLING ADVISORS, L.P., a Delaware limited partnership ("STERLING") and ELFMAN VENTURE PARTNERS, INC., an Illinois corporation ("EVP"). Sterling and EVP are hereinafter referred to together as the "MANAGERS".

         WHEREAS, effective as of March 15, 1996, the Company and the Managers entered into a Consulting Agreement, amended as of October 16, 1996 (as amended, the "AGREEMENT") which provided for the Managers rendering consulting services to the Company in consideration for payment of fees and other consideration therefore, all on terms more specifically enumerated in the Agreement; and

         WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement; and

         WHEREAS, the Company and the Managers have agreed to amend the Agreement as set forth herein, all according to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto do hereby agree as follows:

         1. Amendment. The parties acknowledge that the Managers have and will spend substantial amounts of time in assisting the Company in the acquisition of certain assets of J.C. Potter Sausage Company (and affiliates) and the related financing, which will include subordinated, or mezzanine, financing. In consideration of such efforts, upon the consummation of such acquisition and financing, there shall be due and owing from the Company to the Managers an aggregate of $750,000.00. Such amounts shall be paid in lieu of all other fees payable under the Agreement (which will not include reimbursement of expenses) which would otherwise be due and payable during the time period beginning July 1, 1997 through and including December 31, 1998.

         2. Continued Effectiveness of Agreement. Except as expressly amended hereby, the Agreement shall continue in full force and effect.





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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

STERLING ADVISORS, L.P.
  By Sterling Group, Inc.




By /s/ STEVEN M. TASLITZ
   ---------------------
   Steven M. Taslitz, President

ELFMAN VENTURE PARTNERS, INC.




By /s/ MERRICK M. ELFMAN
   ---------------------
   Merrick M. Elfman, President

ATLANTIC PREMIUM BRANDS, LTD.




By /s/ ALAN F. SUSSNA
   ------------------
   Alan F. Sussna, CEO





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